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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-111297 and No. 333-117906) pertaining to the Belden Wire & Cable Company Retirement Savings Plan of our report dated September 15, 2004, with respect to the financial statements and schedule of the Belden Wire & Cable Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


/s/ Ernst & Young LLC
June 27, 2005
St. Louis, Missouri



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